UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 29, 2020

VIVUS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33389	94-3136179
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 E. Hamilton Avenue, Suite 550

Campbell, CA 95008

(Address of Principal Executive Offices, and Zip Code)

(650) 934-5200

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock Preferred Share Purchase Rights	VVUS	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2020, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of VIVUS, Inc. (the “Company”) met to conduct its annual review of the compensation of the Company’s employees, including its executive officers (the “Annual Compensation Meeting”).

Cash Bonus Payments and Stock Option Awards for Executive Officers

At the Annual Compensation Meeting, the Compensation Committee authorized and approved cash bonus payments pursuant to the Company’s employee annual discretionary performance incentive plan for fiscal year 2019 adopted on the same date (the “Annual Bonus Plan”) to certain of the Company’s employees, including executive officers John L. Slebir, Senior Vice President, Business Development and General Counsel and Secretary, and Santosh T. Varghese, M.D., Chief Medical Officer. John P. Amos, Chief Executive Officer, and Mark K. Oki, Senior Vice President, Chief Financial Officer and Chief Accounting Officer, did not receive cash bonus payments under the Annual Bonus Plan. Also at the Annual Compensation Meeting, the Compensation Committee authorized and approved stock option awards under the Company’s 2018 Equity Incentive Plan to certain of the Company’s employees, including executive officers John P. Amos, Mark K. Oki, John L. Slebir and Santosh T. Varghese, M.D. The following table sets forth the specific cash bonus payments under the Annual Bonus Plan authorized and approved for each of Mr. Slebir and Dr. Varghese and the stock option awards authorized and approved for each of Messrs. Amos, Oki and Slebir and Dr. Varghese:

Executive Officers (1)	Cash Bonus Payments	Stock Option Awards (2)
John P. Amos	$--	137,500
Mark K. Oki	$--	32,000
John L. Slebir	$124,300	32,000
Santosh T. Varghese, M.D.	$105,336	32,000

(1)	Messrs. Amos, Oki and Slebir and Dr. Varghese were listed as named executive officers in the Company’s proxy statement filed with the Securities and Exchange Commission on April 17, 2019. At the Annual Compensation Meeting, the Compensation Committee authorized and approved compensation in connection with the proposed promotion of Dr. Varghese from his role of Chief Medical Officer to the role of Senior Vice President, Chief Medical Officer, contingent upon the approval of the promotion by the Board of Directors. In connection with this proposed promotion, Dr. Varghese’s target bonus will increase from 40% to 50% of his annual base salary for 2020, contingent upon the approval of this increase by the Board of Directors.

(2)	The shares of common stock subject to each stock option will vest and become exercisable as follows: (i) 50% of the total number of shares subject to the stock option will vest and become exercisable over four (4) years, such that one-fourth (1/4th) of such shares will vest and become exercisable on the one (1) year anniversary of the date of grant and an additional one forty-eighth (1/48th) of such shares will vest and become exercisable monthly thereafter on the anniversary of the date of grant, subject to each such individual continuing to be a Service Provider (as defined in the Company’s 2018 Equity Incentive Plan) on the relevant vesting dates; and (ii) 50% of the total number of shares subject to the stock option will vest and become exercisable upon the achievement of both: (a) the Company having an enterprise value of $450 million or more and (b) the passage of at least two (2) years from the date of grant, subject to each such individual continuing to be a Service Provider upon the achievement of the later of (a) and (b). Each stock option has an exercise price equal to the closing price reported on the NASDAQ Global Select Market on the date of grant ($2.21 per share), a 7-year term from the date of grant and a post-employment exercise period equal to 12 months from the date each such individual ceases to be a Service Provider.

The Compensation Committee, in its sole discretion, authorized and approved the cash bonuses under the Annual Bonus Plan for each of the executive officers. Bonuses were determined based upon: (a) discretionary factors as the Compensation Committee deemed appropriate given the performance of the Company and the individual’s contribution to the Company’s overall performance in 2019, (b) the individual’s base salary, and (c) the individual’s target bonus rate.

Increases to Base Salary Compensation for Executive Officers

At the Annual Compensation Meeting, the Compensation Committee conducted its annual review of the base salaries of the Company’s employees, including its executive officers. The following table sets forth the 2020 base salaries authorized and approved for each of Messrs. Amos, Oki and Slebir and Dr. Varghese:

Executive Officers (1)	2019 Base Salary	2020 Base Salary (2)
John P. Amos	$545,000	$545,000
Mark K. Oki	$411,000	$411,000
John L. Slebir	$497,200	$512,120
Santosh T. Varghese, M.D.	$438,900	$460,700

(1)	Messrs. Amos, Oki and Slebir and Dr. Varghese were listed as named executive officers in the Company’s proxy statement filed with the Securities and Exchange Commission on April 17, 2019. At the Annual Compensation Meeting, the Compensation Committee authorized and approved compensation in connection with the proposed promotion of Dr. Varghese from his role of Chief Medical Officer to the role of Senior Vice President, Chief Medical Officer, contingent upon the approval of the Board of Directors. A portion of Dr. Varghese’s 2020 base salary is attributable to this proposed promotion and is contingent upon the approval of the Board of Directors.

(2)	The 2020 base salaries are effective retroactively to January 1, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

/s/ John L. Slebir
John L. Slebir
Senior Vice President, Business Development and General Counsel
Date: January 31, 2020